UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO		45206
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of the Shareholders of Frisch’s Restaurants, Inc. (Company) was held on October 3, 2012. The shares represented in person and by proxy totaled 4,462,929, which constituted a quorum.

(b)	Proposal 1 – ELECTION OF DIRECTORS. Directors who were elected on October 3, 2012 to serve until the 2014 Annual Meeting of Shareholders and until their successors are elected and qualified: Robert J. (RJ) Dourney, Lorrence T. Kellar, Karen F. Maier, William J. Reik, Jr. and Donald H. Walker. The final vote tallies are set forth below:

Name	Votes For	Withheld Authority	Broker Non-Votes
Robert J. (RJ) Dourney	3,829,608	87,863	545,458
Lorrence T. Kellar	3,854,375	63,096	545,458
Karen F. Maier	3,779,185	138,286	545,458
William J. Reik, Jr.	3,851,803	65,668	545,458
Donald H. Walker	3,823,495	93,976	545,458

Directors whose terms continued after the Meeting (serving until the 2013 Annual Meeting of Shareholders): Dale P. Brown, Daniel W. Geeding, Craig F. Maier and Jerome P. Montopoli.

Proposal 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The proposal to ratify the appointment of Grant Thornton LLP to serve as the Company’s Independent Registered Public Accounting Firm for the fiscal year that commenced May 30, 2012 was approved. The final vote tally is set forth below:

Votes For	Votes Against	Abstentions
4,428,384	28,637	5,908

Proposal 3 – APPROVAL OF THE 2012 STOCK OPTION AND INCENTIVE PLAN. The proposal to approve the 2012 Stock Option and Incentive Plan as described in the Company’s 2012 Proxy Statement was approved. The final vote tally is set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,787,146	120,096	10,229	545,458

Proposal 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION. The non-binding advisory vote required by the Securities Exchange Act to approve the compensation of named executive officers as described in the Company’s 2012 Proxy Statement received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,819,744	81,624	16,103	545,458

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC.
(registrant)

DATE October 4, 2012

	BY	/s/ Mark R. Lanning
Mark R. Lanning
Vice President and Chief Financial Officer
Principal Financial Officer
Principal Accounting Officer